Exhibit 10.5(b)

AIMMUNE THERAPEUTICS, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of November 11, 2018 (the “Effective Date”), between Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), and Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

SECTION 1.AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance to the Purchaser of 3,237,529 shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.  The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2.AGREEMENT TO SELL AND PURCHASE THE SHARES.

At the Closing (as defined in Section 3), the Company will sell to Purchaser, and Purchaser will purchase from the Company the Shares at a purchase price of $30.27 per Share for an aggregate purchase price of $98,000,002.83 (the “Aggregate Purchase Price”).

SECTION 3.CLOSING AND DELIVERY.

3.1Closing.  Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on the date (the “Closing Date”) that is three (3) business days following the satisfaction of the conditions precedent set out in Sections 6 and 7 hereof at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchaser.  At the Closing, the Purchaser shall pay the Aggregate Purchase Price to the Company in accordance with Section 6.1, and each of the Purchaser and the Company shall execute and deliver to the other, each of the agreements or other documents required to be executed by it as of the Closing Date pursuant to this Section 3 and Sections 6 and 7 hereof.

3.2Issuance of the Securities at the Closing.  At the Closing, the Company shall issue or deliver to the Purchaser evidence of a book entry position evidencing the Shares purchased by the Purchaser hereunder, registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser, representing the Shares to be purchased by the Purchaser at the Closing against payment of the purchase price for the Shares.  The name(s) in which the shares are to be issued to the Purchaser is set forth in the Purchaser Questionnaire in the form attached hereto as Appendix I (the “Purchaser Questionnaire”), as completed by the Purchaser, which shall be provided to the Company no later than the Closing Date.

3.3Delivery of the Registration Rights Agreement.  As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such Registration Rights Agreement, the Purchaser (or the Holder(s) (as defined in the Registration Rights Agreement)), shall deliver to the Company, concurrently with the written request to the Company as contemplated by Section 2(a) thereof, the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix II (the “Selling Stockholder Questionnaire”).

3.4Delivery of the Collaboration Agreement.  As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Collaboration Agreement in the form attached hereto as Appendix IV (the “Collaboration Agreement”).

3.5Delivery of Standstill Agreement.  As of the Effective Date, the Company and the Purchaser shall have executed and delivered the Amended and Restated Standstill Agreement, in form attached hereto as Appendix V (the “Standstill Agreement”), pursuant to which, among other things, the Purchaser will agree to certain restrictions on the acquisition or disposition of Company securities.

SECTION 4.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to the Purchaser concurrently with the execution of this Agreement (the “Schedule of Exceptions”) or as otherwise described in the SEC Documents (as defined below), which disclosures qualify these representations and warranties in their entirety, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1Organization and Standing.  The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), earnings, business, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

4.2Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) (i) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as presently conducted, and (ii) is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only Subsidiaries of the Company are the subsidiaries listed in Section 4.2 of the Schedule of Exceptions.

4.3Corporate Power; Authorization.  The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Agreement, the Registration Rights Agreement, the Collaboration Agreement and the Standstill Agreement (collectively, the “Transaction Documents”), sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents.  Each Transaction Document constitutes, or when executed and delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally and (iii) as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws (collectively, the “Enforceability Limitations”).

4.4Issuance and Delivery of the Shares.  The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable,  and will be free and clear of any security interests, liens or other encumbrances created by or on behalf of the Company (other than restrictions on transfer under applicable securities laws).  Assuming the accuracy of the representations made by the Purchaser in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act.

4.5SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act.  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of the Company and its subsidiaries included in the SEC Documents (the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). KPMG, LLP, who have certified certain financial statements of the Company delivered their report with respect to the audited consolidated financial statements and schedules included in the SEC Documents, are independent public accountants with respect to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

4.6Capitalization.  The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 10,000,000 shares of undesignated preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”).  As of November 5, 2018, there are no shares of Preferred Stock issued and outstanding and there are 58,764,877 shares of Common Stock issued and outstanding, of which no shares are owned by the Company.  There are no other shares of any other class or series of capital stock of the Company issued or outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  The Company has no capital stock reserved for issuance, except that, as of the November 5, 2018, there are (i) 11,932,917 shares of Common Stock reserved for issuance pursuant to the Company’s stock incentive plans, of which 7,234,532 shares are issuable upon the exercise of stock options outstanding on the date hereof, 337,438 shares are issuable upon vesting of restricted stock units outstanding on the date hereof and 4,360,947 shares of Common Stock reserved for issuance pursuant to future awards under the Company’s stock incentive plans and (ii) 1,799,242 shares of Common Stock reserved for issuance pursuant to the Company’s employee stock purchase plan.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of the Shares pursuant to this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any third-party.  Other than the Amended and Restated Investors’ Rights Agreement, dated January 20, 2015, by and among the Company and the parties listed therein (as amended to date), and the Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act.

4.7Litigation.  Except as set forth in Section 4.7 of the Schedule of Exceptions or the SEC Documents, no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or any of its or their property or any officer or director of the Company in their capacity as such (collectively, “Actions”), is pending or, to the best knowledge of the Company, threatened, which if adversely determined will have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. There is no Action pending, or to the

Company’s best knowledge threatened, which if adversely determined could materially and adversely effect the Company’s ability to consummate the transactions contemplated by the Transaction Documents.

4.8Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except as contemplated by Section 6.4 and for (a) the filing of a Form D with the Commission under the Securities Act and compliance with applicable securities and blue sky laws in the jurisdictions in which Shares are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by The Nasdaq Global Select Market of the listing of the Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as and when contemplated by the Registration Rights Agreement.

4.9No Default or Consents.  Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, including the Material Agreements (defined below) or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their property, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.

4.10No Material Adverse Change.  Since September 30, 2018: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect; (ii) there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Agreements or operations of the Company and its subsidiaries, taken as a whole, from that reflected in the Financial Statements, except for any such changes in the ordinary course of business which have not had or would not reasonably be expected to have, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole and (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders (other than repurchases of unvested shares of Common Stock in connection with the cessation of service by employees or consultants of the Company).

4.11No General Solicitation.  None of the Company, any of its subsidiaries or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.12No Integrated Offering.  None of the Company, any of its subsidiaries or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security of the Company or any of its subsidiaries, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company or any of its subsidiaries for purposes of the Securities Act.

4.13Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company, any of its subsidiaries and any of its or their directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 relating to loans.

4.14Intellectual Property.  The Company and its subsidiaries own or possess, or have valid licenses to,  or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or as proposed in the SEC Documents to be conducted (the “Company Intellectual Property”). The conduct of the Company’s business as currently conducted or as proposed in the SEC Documents to be conducted does not infringe or violate the Intellectual Property rights of any third party, except for any such infringement or violation that will not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of any infringement, misappropriation or other violation of, or conflict with any Intellectual Property rights of any third party. The Company is not aware of any facts or circumstances which would form a reasonable basis to render invalid or unenforceable any issued patents, or any facts or circumstances, apart from such facts or circumstances raised during prosecution, which would form a reasonable basis to render unpatentable or unenforceable any pending patent applications material to the Company’s business as currently conducted or as proposed in the SEC Documents, in each case, owned by or exclusively licensed to the Company or any of its subsidiaries. There is no pending or, to the Company’s knowledge, threatened Action or claim by others challenging the Company’s or any of its subsidiaries rights in or to any Company Intellectual Property. The Company and its subsidiaries have taken commercially reasonable steps to obtain and maintain in force all third party licenses and other permissions in relation to Company Intellectual Property as may be necessary to conduct their respective businesses.

4.15Compliance with Nasdaq Continued Listing Requirements.  The Company is in compliance with applicable Nasdaq Stock Market, LLC continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on The Nasdaq Global Select Market and the Company has not received any notice of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from The Nasdaq Global Select Market.

4.16Disclosure.  The Company understands that the Purchaser will rely on the foregoing representations in effecting the purchase of the Shares.  The Transaction Documents and the SEC Documents, when taken together with the Schedule of Exceptions and the due diligence materials regarding the Company furnished by or on behalf of the Company to the Purchasers, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.17Contracts.  Each franchise, contract or other document of a character required to be described in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described or filed.  The Company is in compliance with and not in default of its obligations under the Material Contracts, except for such non-compliance or default that will not have a Material Adverse Effect.

4.18Properties and Assets.  The Company and its subsidiaries own or lease all such properties as are necessary to the conduct of its and their operations as presently conducted. Such assets which are owned by the Company are held free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in Section 4.18 of the Schedule of Exceptions.

4.19Compliance.  Except as would not, individually or in the aggregate, result in a Material Adverse Effect or as disclosed in the SEC Documents: (i) each of the Company and each of its subsidiaries is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company or its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of the Company and its subsidiaries or out-licensed by the Company and its subsidiaries (a “Company Product”), including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other governmental entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (ii) the Company and its subsidiaries possess all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of their properties or the conduct of their business as it relates to a Company Product and as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in violation of any term of any such Authorizations; (iii) neither the Company nor any of its subsidiaries has received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other governmental entity alleging or asserting noncompliance with any Applicable Laws or Authorizations relating to a Company Product; (iv) neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental entity or third party alleging that any Company Product, operation or activity related to a Company Product is in violation of any Applicable Laws or Authorizations; and (v) neither the Company nor any of its subsidiaries has received written notice that any governmental entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations.

4.20Taxes.  Except as disclosed in Section 4.20 of the Schedule of Exceptions or the SEC Documents, (i) the Company and its subsidiaries have filed all tax returns that are required to have been be filed by each of them or has requested extensions of the filing date thereof  and (ii) the Company and its subsidiaries have paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except in the case of clause (i) and (ii), for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business and (iii) there are no tax audits ongoing of which the Company has received written notice.

4.21Transfer Taxes.  There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

4.22Investment Company.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

4.23Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiaries or their businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.24Price of Common Stock.  Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

4.25Governmental Permits, Etc.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

4.26Internal Control over Financial Reporting; Sarbanes-Oxley Matters.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weakness in its internal controls over financial reporting.  The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective as of September 30, 2018.

4.27Foreign Corrupt Practices/Money Laundering Laws.  None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries has taken any action, directly or indirectly, that is in violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The operations of the Company and its subsidiaries have been conducted in compliance with all applicable money laundering laws and the rules and regulations thereunder.

4.28Labor.  Neither the Company nor any subsidiary of the Company is bound by or subject to any collective bargaining agreement or any similar agreement with any organization representing its employees. No labor problem or dispute with the employees of the Company and its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as contemplated in the SEC Documents.

4.29ERISA.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan that is required to be funded, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse

Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

4.30Environmental Laws.  The Company and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

4.31Related Party Transactions. No director or Affiliate of the Company, nor any family member of any officer, director or Affiliate of the Company has entered into any transaction with the Company or any of its subsidiaries that would be required to be disclosed under Item 404 of Regulation S-K that has not been disclosed in the SEC Documents as required by the rules and regulations of the Commission.

4.32Certain Fees. Except as disclosed in Section 4.32 of the Schedule of Exceptions, no brokerage or finder’s fee or commissions are payable by the Company to any broker, financial advisor, consultant, finder placement agent, investment banker or other person or entity with respect to the transactions contemplated hereby.

SECTION 5.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

5.1Representations and Warranties. The Purchaser represents and warrants to and covenants with the Company that:

(a)The Purchaser is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the

Transaction Documents and to carry out its obligations hereunder and thereunder, and to purchase the Shares pursuant to this Agreement.

(b)The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. The Purchaser acknowledges that the Company has made available the SEC Documents. Based on the information the Purchaser has deemed appropriate, and without reliance upon any third-party, it has independently made its own analysis and decision to enter into the Transaction Documents. The Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters, and has received no representations with regard to the Company or its  business, condition (financial and otherwise), management, operations, properties and prospects, except for those set forth in the Transaction Documents.

(c)The Shares will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. The Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Standstill Agreement, Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(d)The Purchaser is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. The Purchaser has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Purchaser, (iii)

have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under the Purchaser’s charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Purchaser is bound and (v) are a fit, proper and suitable investment for the Purchaser, notwithstanding the substantial risks inherent in investing in or holding the Shares.

(e)The execution, delivery and performance by the Purchaser of the Transaction Documents to which the Purchaser is a party have been duly authorized and each has been duly executed and delivered and constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the Enforceability Limitations.

(f)The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under the Transaction Documents.

(g)No third-party will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “registered broker-dealer”) and is not affiliated with a registered broker dealer.  Purchaser is not party to any agreement for distribution of any of the Shares.

(h)Purchaser shall have completed or caused to be completed and delivered to the Company no later than the Closing Date, the Purchaser Questionnaire, and the answers to the Purchaser Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the any registration statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such registration statement.

(i)To the extent the Purchaser provides a written request to the Company to file a registration statement pursuant to the Registration Rights Agreement, the Purchaser shall have completed or caused to be completed and delivered to the Company concurrently with such written request to the Company, the Selling Stockholder Questionnaire, and the answers to the Selling Stockholder Questionnaire are true and correct as of the date of such written request and the effective date of the registration statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such registration statement.

(j)The Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Shares.

(k)The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(l)The Purchaser did not learn of the investment in the Shares as a result of any general solicitation or general advertising.

(m)Other than pursuant to this Agreement and the [8,489,584] shares of Common Stock held by Purchaser, neither the Purchaser nor any of its Affiliates currently owns any interest in or has contracted to purchase any shares of Common Stock or any securities convertible into or exerciseable or exchangeable for shares of Common Stock.

(n)The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Shares purchased by the Purchaser.

5.2Short Sales.  Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock) (“Short Sales”), of the securities of the Company during the period commencing as of the time that the Purchaser first contacted by the Company or any other person regarding the transactions contemplated hereby and ending immediately prior to the Effective Date. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.3Tax Advice.  Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4Transfer Restrictions.

(a)Compliance with Laws.  Notwithstanding any other provision of this Agreement, the Purchaser covenants that the Shares may be disposed of only pursuant to (x) an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws and (y) in accordance with the terms of the Standstill Agreement (for so long as the restrictions set forth therein shall remain in effect). In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate (as defined below) of the Purchaser or (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) or Rule 144A, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  During the term of the Standstill Agreement, the Purchaser may not, without the consent of the Company, transfer the Shares to any person or entity, other than an Affiliate of the Purchaser.  As a condition of transfer of any Shares to any such Affiliate, any such Affiliate (i) shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement and the Registration Rights Agreement, and (ii) for so long as the restrictions set forth the Standstill Agreement shall remain in effect, shall agree in writing to be bound by the applicable terms of the Standstill Agreement (unless otherwise agreed in writing by the Company).  For the purposes hereof, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 144.  With respect to a Purchaser that is an entity, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes hereof, “Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b)Legends.  Each of the book entry notations evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and the restrictive legends in substantially the following form, as applicable, until such time as they are not required under Section 5.4(c) (and a stock transfer order may be placed against transfer of the certificates for the Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY ARTICLE IV OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 3, 2016, BETWEEN AIMMUNE THERAPEUTICS, INC. AND NESTLE HEALTH SCIENCE US HOLDINGS, INC.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND CERTAIN OTHER RESTRICTIONS, ALL AS SET FORTH IN A Standstill Agreement BETWEEN AIMMUNE THERAPEUTICS, INC. AND NESTLE HEALTH SCIENCE US HOLDINGS, INC. ENTERED INTO PURSUANT TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF

NOVEMBER 3, 2016, BETWEEN AIMMUNE THERAPEUTICS, INC. AND NESTLE HEALTH SCIENCE US HOLDINGS, INC.

(c)Removal of Legends. The legends set forth in Section 5.4(b) above shall be removed and the Company shall issue a certificate without such legends or any other legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (A) such Shares have been or may be transferred in accordance with the terms of the Standstill Agreement without restriction; and (B) (i) such Shares are sold or transferred pursuant to an effective registration statement covering the resale of such Shares by the Purchaser, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Shares are eligible for sale without any restrictions under Rule 144 (any Securities meeting such criteria being referred to as “Unrestricted Securities”). Following such time as a legend is no longer required for certain Shares, the Company will no later than three (3) business days (or such shorter time as may in the future be required pursuant to applicable law or regulation for the settlement of trades in securities on The Nasdaq Global Select Market) following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares and if such Shares are certificated, issued with a restrictive legend, together with such representations and covenants of the Purchaser or the Purchaser’s executing broker as the Company may reasonably require in connection therewith, deliver or cause to be delivered to the Purchaser a book entry position representing such shares that is free from any legend referring to the Securities Act. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 5.4.  In lieu of delivering physical certificates, upon the written request of any Purchaser, the Company shall use its commercially reasonable efforts to transmit certificates for Shares subject to full legend removal hereunder to such Purchaser by crediting the account of the transferee’s Purchaser’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, or any successor system thereto.  The time periods for delivery shall apply to the electronic transmittals described herein.  Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.  The Purchaser agrees that the removal of (x) the restrictive legend referring to the Standstill Agreement from any certificates representing Shares as set forth in this Section 5.4(c) is predicated upon either (A) a transfer of such Shares in strict compliance with the terms of the Standstill Agreement or (B) the termination of the restrictions set forth in the Standstill Agreement; and (y) the restrictive legend referring to the Securities Act from any certificates representing Shares as set forth in this Section 5.4(c) above is predicated upon the Company’s reliance that such Purchaser would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(d)Acknowledgment.  Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer any of the Shares or any interest therein without complying with the requirements of the Securities Act.  While any registration statement remains effective, Purchaser hereunder may, subject to the provisions of the Standstill Agreement, sell the Shares in accordance with the plan of distribution contained in such registration statement and, if it does so, it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. The Purchaser agrees that if it is notified by the Company in writing at any time that a registration statement registering the resale of any of the Shares is not effective or that the prospectus included in such registration statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such registration statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

SECTION 6.CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1Receipt of Payment.  The Company shall have received payment of the Aggregate Purchase Price, by wire transfer of immediately available funds to such account as the Company shall be designated in writing to the Purchaser not less than two (2) business days prior to the Closing Date.

6.2Representations and Warranties.  The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

6.3Receipt of Executed Documents.  The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Collaboration Agreement, the Standstill Agreement and the Purchaser Questionnaire as of the Effective Date.

6.4HSR Act. All applicable waiting periods, if any, in respect of the transactions contemplated hereby and by the Transaction Documents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and its implementing regulations (the “HSR Act”) will have expired or terminated.

SECTION 7.CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING.

The Purchaser’s obligation to accept delivery of the Shares and to pay the Aggregate Purchase Price for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

7.1Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

7.2Receipt of Executed Registration Rights Agreement and Standstill Agreement.  The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement and the Standstill Agreement as of the Effective Date.

7.3Receipt of Executed Collaboration Agreement.  The Company shall have executed and delivered to the Purchaser the Collaboration Agreement as of the Effective Date.

7.4Legal Opinion.  The Purchaser shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, dated as of the Closing Date, in form and substance reasonably acceptable to the Purchaser.

7.5Certificate.  The Purchaser shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied all of the conditions set forth in this Section 7.

7.6Good Standing.  The Company shall have delivered to the Purchaser a good standing certificate for the Company, issued by the Secretary of State of the State of Delaware, dated not less than five (5) business days prior to the Closing Date.

7.7Nasdaq Approval.  The Company shall have filed with The Nasdaq Global Select Market a Notification Form: Listing of Additional Shares for the listing of the Shares, and furnished to the Purchaser evidence of the filing thereof.

7.8Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.9Stop Orders. No stop order or suspension of trading shall have been imposed by The Nasdaq Global Select Market, the Commission  or any other governmental regulatory body with respect to public trading in the Common Stock.

7.10Board Approval. The Company shall have delivered to the Purchaser resolutions of the Board certified by the Company’s Secretary, approving (i) the transactions contemplated by the Transaction Documents (ii) the Purchaser continuing as an “interested stockholder” as defined in Section 203 of the Delaware General Corporation Law and, (iii) subject to the Standstill Agreement, such additional purchase(s) of Common Stock by the Purchaser during the three year period following the Closing, or through the date that is six (6) months following the termination of the Collaboration Agreement, if later, which result in NHSc owning up to 15.12% of the Company’s outstanding Common Stock.

7.11HSR Act. All applicable waiting periods, if any, in respect of the transactions contemplated hereby and by the Transaction Documents under the HSR Act will have expired or terminated.

SECTION 8.Termination of Obligations to Effect Closing; Effects.

8.1Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(a)upon the mutual written consent of the Company and the Purchaser;

(b)by the Company if by December 31, 2018, any of the conditions set forth in Section 6 shall have not been satisfied, and shall not have been waived by the Company; or

(c)by the Purchaser if by December 31, 2018, any of the conditions set forth in Section 7 shall have not been satisfied, and shall not have been waived by the Purchaser;

provided, however, that, in the case of clauses (b) and (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

8.2Effect of Termination. Upon termination in accordance with Section 8.1, except as otherwise contemplated by this Agreement, this Agreement shall forthwith become null and void and there shall thereafter be no liability under this Agreement of the part of either party; provided however, that nothing in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

SECTION 9.RESERVED.

SECTION 10.Additional Agreements of the Parties.

10.1Nasdaq Listing. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on The Nasdaq Global Select Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

10.2Access to Information. From the date hereof until the Closing, the Company will make reasonably available to the Purchaser’s representatives, consultants and counsel for inspection, such information and documents as the Purchaser reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

10.3Termination of Covenants.  The provisions of Section 10.1 and 10.2 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.

10.4Use of Proceeds. The Company agrees that until the second anniversary of the Closing date, the proceeds from the sale and issuance of the Shares to the Purchaser shall be used to fund the costs and expenses of clinical trials and for general working capital and will not be used for purposes of any cash dividend or cash distribution to any stockholder of the Company (other than in respect of repurchases or redemptions of capital stock pursuant to contractual arrangements as in effect on the date hereof for such repurchases or redemptions).

10.5Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

10.6Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

10.7Short Sales and Confidentiality After the Date Hereof. The Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the date hereof until the earlier of such time as (i) after the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in accordance with Section 10.8, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

10.8Securities Laws Disclosure; Publicity. By 5:00 P.M., New York City time, on the trading day immediately following the Effective Date, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby.  On or before 9:00 A.M., New York City time, on the third trading day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K (the “8-K”) with the Commission describing the terms of the Transaction Documents.

10.9Regulatory Approvals; Efforts of the Parties. Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all necessary actions, and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated by this Agreement.  Without limitation to the generality of the foregoing, each of the Purchaser and the Company agree to make all appropriate filings that may be required under the HSR Act as promptly as practicable following the Effective Date, but in any event within ten (10) calendar days of the Effective Date. Nothing in this Section 10.9 shall require, or be deemed to require, the Company or the Purchaser (a) to propose, negotiate, offer to, commit to or effect any sale, divestiture, or disposition of assets or businesses, or licenses or (b) to agree to hold separate any assets or agree to any similar arrangements or to commit to restrict the dominion or control of its business or to conduct its business in a specified manner, in each case, in order to secure any government approval required in connection with the transactions contemplated hereby.

10.10Further Assurances. Each of the parties shall execute such further documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving notices to, or making any filings with, any governmental entity, if necessary) as may be reasonably requested by the other party to fully implement the intent and purpose of this Agreement.

SECTION 11.Indemnification.

11.1Indemnification by the Company.  The Company agrees to indemnify and hold harmless the Purchaser and each Person (defined below), if any, who controls or is under common control with the Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying such loss, claim, damage, liability, expense or action.  For purposes of clarity, the Company will not be liable to any Indemnified Party to the extent that any loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by such Indemnified Party herein. The term “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

11.2Indemnification by the Purchaser.  The Purchaser shall indemnify and hold harmless the Company, each of its directors, and each Person, if any, who controls or is under common control with the Company within the meaning of the Securities Act (the “Company Indemnified Parties”), against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Purchaser contained in this Agreement or any failure of the Purchaser to perform its obligations hereunder , and will reimburse the applicable Company Indemnified Parties for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by any Company Indemnified Parties in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. For purposes of clarity, the Purchaser will not be liable to any Company Indemnified Party to the extent that any loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of a Company Indemnified Party to comply with the covenants and agreements contained in this Agreement, or (ii) the inaccuracy of any representations made by a Company Indemnified Party herein.

SECTION 12.NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)if to the Company, to:

Aimmune Therapeutics, Inc.

8000 Marine Blvd., Suite 300

Brisbane, California, 94005

Attention: Chief Executive Officer

Facsimile: (650) 616-0075

E-Mail:  ****

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California  94025

Attention:  Patrick A. Pohlen and Brian J. Cuneo
Facsimile:  (650) 463-2600

E-Mail:  ****

****

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)if to the Purchaser, to:

Nestle Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass

F: (480) 379-5510

E-Mail:  ****

with a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: General Counsel

Facsimile: 011-41-21-924-2875

with a further copy (which shall not constitute notice) to:

Mayer Brown LLP

1221 Avenue of the Americas New York, NY 10020 Attention:	David A. Carpenter

Facsimile: (212) 849-5795

E-Mail: ****

or to such other address or addresses as may have been furnished to the Company in writing.

SECTION 13.MISCELLANEOUS.

13.1Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

13.2Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.3Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.4Replacement of Shares.  If the Shares are certificated and any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

13.5Specific Performance.  The parties hereto agree that irreparable damages would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof, in addition to any other remedy to which the party may be entitled under applicable law.

13.6Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City and County of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.7Counterparts.  This Agreement may be executed and delivered (including by facsimile or portable document format (“pdf”) in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13.8Successors and Assigns.  Without the prior written consent of the Company, the rights and obligations of the Purchaser under this Agreement may only be assigned to a transferee of the Shares that is an Affiliate of the Purchaser and only upon compliance with the transfer restrictions set out in Section 5.4 hereof.  Without the consent of the Purchaser, the Company may not assign its rights and obligations under this Agreement. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.

13.9Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.10Payment of Fees and Expenses.  Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

13.11Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or the Purchaser and the Closing.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

AIMMUNE THERAPEUTICS, INC.

By:  /s/ Jayson Dallas

Name:  Jayson Dallas M.D.

Title:  President and Chief Executive Officer

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

Nestle Health Science US Holdings, Inc.

By: /s/ James Pepin
Name: James Pepin
Title: President

SIGNATURE PAGES TO

SECURITIES PURCHASE AGREEMENT

APPENDIX I

Purchaser Questionnaire

APPENDIX II

Selling Stockholder Questionnaire

APPENDIX III

Registration Rights Agreement

APPENDIX IV

Collaboration Agreement

APPENDIX V

Standstill Agreement

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is being furnished by Aimmune Therapeutics, Inc., a Delaware corporation (the “Company”), to Nestle Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”), pursuant to that certain Securities Purchase Agreement of even date herewith between the Company and the Purchaser (the “Agreement”) in connection with the execution and delivery of the Agreement, pursuant to Section 4 of the Agreement.  Unless the context otherwise requires, all capitalized terms used in this Schedule of Exceptions shall have the respective meanings ascribed to such terms in the Agreement.

This Schedule of Exceptions and the information, descriptions and disclosures included herein is intended to set forth exceptions to the representations and warranties of the Company contained in the Agreement.  The contents of all agreements and other documents referred to in a particular section of this Schedule of Exceptions are incorporated by reference into such particular section as though fully set forth in such section.

4.2 Subsidiaries

Aimmune Therapeutics (Bermuda), Ltd.

Aimmune Therapeutics UK Limited

Aimmune Netherlands B.V.

AIMT Netherlands Cooperatief U.A.

4.18 Properties and Assets

None.

4.20 Taxes

None.

4.31Related Party Transactions

In June 2017, Mark McDade, a member of our Board of Directors, joined the Board of Directors of MyHealthTeams, a private company that creates social networks for people living with chronic conditions by partnering with pharmaceutical and healthcare companies. We entered into an agreement with MyHealthTeams in 2015 under which they provide services to us. During the years ended December 31, 2017, 2016 and 2015, our payments to MyHealthTeams pursuant to such agreement were $0.2 million, $0.2 million and less than $0.1 million, respectively. At December 31, 2017 and 2016, there were no accrued liabilities due under the MyHealthTeams agreement.

4.32 Certain Fees

None.